EXHIBIT 10.8

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

WHITE MOUNTAIN RIVER, INC.

15% SECURED PROMISSORY NOTE

$______________	December 22, 2014

FOR VALUE RECEIVED, White Mountain River, Inc., a Texas corporation, its assigns and successors (the “Company”), hereby promises to pay to the order of (the “Holder”), in immediately available funds, the total principal sum of _______________ Dollars ($______). The principal hereof and any unpaid accrued interest thereon shall be due and payable (i) fourteen (14) months after the date first written above to the extent that such funds are then available, and (ii) if such funds are not then available because they have been deployed, then as those funds return from deployment, they shall be distributed to the Holder at the end of each successive month until the principal and any unpaid accrued interest thereon is repaid (collectively, the “Maturity Date”) (unless such payment date is accelerated as provided in Section 5 hereof). To maximize the availability of funds and accelerate the Maturity Date, the Company agrees not to deploy any funds received in connection with the purchase of this Note twelve (12) months after the date first written above.

Interest shall accrue at the rate of fifteen percent (15%) per annum from the date hereof. Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 7 hereof.

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This Note is being issued pursuant to a Secured Promissory Note and Stock Purchase Agreement by and between the Company and SearchCore, Inc., a Nevada corporation (“SearchCore”), on the one hand, and Holder, on the other hand, dated December 22, 2014 (the “Agreement”).

1. PREPAYMENT. The Company may at any time, upon five (5) days written notice to Holder, prepay all or any part of the principal balance of this Note, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such prepayment. The advance notice, and the end of the five (5) day period, shall be referred to herein as the “Prepayment Notice” and the “Prepayment Date,” respectively. In the event that the Company sends a Prepayment Notice to Holder, Holder may elect prior to the Prepayment Date to convert into shares of common stock of the SearchCore pursuant to Section 2 hereof, all or part of the amount of principal and interest to be repaid by the proposed prepayment instead of receiving such prepayment.

2. CONVERSION. The outstanding principal and any accrued interest due under this Note may be converted, in whole or in part, at any time or from time to time, at the option of the Holder, into common stock of SearchCore at the lower of: (i) a conversion price equal to Twenty Cents ($0.20) per share, or (ii) if the fair market value of of SearchCore’s common stock is less than Twenty Cents ($0.20) per share on the day the Holder communicates its intent to exercise this conversion feature (the “Conversion Notice”), the Holder may elect to have the conversion price equal to eighty percent (80%) of the fair market value of SearchCore’s common stock. For purposes of this note, the fair market value shall be equal to the average closing price of SearchCore’s common stock for the thirty (30) trading days prior to receipt of the Conversion Notice, as reported on the OTCQB quotation medium or any other exchange upon which SearchCore’s common stock is then quoted.

3. SECURITY. This Note is secured by the assets of the Company as set forth in that certain Pledge and Security Agreement of even date herewith.

4. GUARANTY. The Company’s obligations arising under this Note are guaranteed by SearchCore, pursuant to the terms of that certain Guaranty of even date herewith.

5. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a) The non-payment, when due, of any principal or interest owed pursuant to this Note;

(b) The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 5(b), the Holder shall notify the Company in writing of such breach and the Company shall have five (5) business days after notice to cure such breach;

(c) The breach of any covenant or undertaking, not otherwise provided for in this Section 5;

(d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

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(e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for twenty (20) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for twenty (20) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

In the event the Holder becomes aware of a breach of Sections 5(a), (b) or (c), then provided such breach is capable of being cured by Company, the Holder shall notify the Company in writing of such breach and the Company shall have thirty (30) calendar days after notice to cure such breach.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

6. TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by either Party without the express written consent of the other party. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets aware of the terms of this Section and this Note.

7. NOTICES. All notices provided for in this Note shall be in accordance with the notice provisions of the Agreement.

If to the Company:	White Mountain, Inc.
500 North Northeast Loop 323
Tyler, Texas 75708
Attn: James Pakulis
Facsimile (___)

If to Holder:

Attn:
Facsimile (___)

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8. GOVERNING LAW; VENUE. This Note shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents, made and to be performed entirely within the State of Texas. The Parties agree that any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over Smith County, Texas.

9. CONFORMITY WITH LAW. It is the intention of the Company and Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

10. MODIFICATION; WAIVER. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and Holder. If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction. This Note supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the Company has executed this Note as of the date set forth above.

“Company”	“Holder”

White Mountain River, Inc.,
a Texas corporation

By: James Pakulis	By:
Its: President	Its:

Executed only to acknowledge the provisions of Sections 2 and 4.

“SearchCore”

SearchCore, Inc.,
a Nevada corporation

By: James Pakulis
Its: President